SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 14, 2001(August 2, 2001)
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Date of Report (Date of earliest event reported)

Stokely-Van Camp, Inc.
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(Exact name of registrant as specified in its charter)

Indiana
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(State or other jurisdiction of incorporation)

1-2944 (Commission File Number)	35-0690290 (IRS Employer Identification No.)

Quaker Tower, P.O. Box 049001, Chicago, Illinois

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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (312) 222-7111

Item 1.	Changes in Control of Registrant
On December 2, 2000, Quaker, PepsiCo, Inc. (PepsiCo) and BeverageCo, Inc., a direct wholly-owned subsidiary of PepsiCo, entered into an Agreement and Plan of Merger, which was amended on March 15, 2001 (the merger agreement). On August 1, 2001, Quaker and PepsiCo received unconditional clearance from the U.S. Federal Trade Commission to merge and the merger was finalized on August 2, 2001. Pursuant to the merger agreement and subject to the terms and conditions set forth therein, BeverageCo, Inc. was merged with and into Quaker, with Quaker being the surviving corporation of that merger. As a result of the merger,Quaker is a wholly-owned subsidiary of PepsiCo. Stokely is therefore an indirect wholly-owned subsidiary of PepsiCo and Stokely stock is not affected by the merger. The merger has been structured as a stock-for-stock tax-free reorganization and is intended to qualify as a pooling of interests business combination for accounting purposes.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2001	Stokely-Van Camp, Inc.

By:	/S/ JOHN G. JARTZ
John G. Jartz
Vice President and
Corporate Secretary

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